March 20, 2024
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:
We have read Item 4.01 of Penumbra, Inc.'s Form 8-K dated March 17, 2024, and we agree with the statements made in paragraphs 3, 4, 5 and 6 therein.
Yours truly,
/s/ DELOITTE & TOUCHE LLP